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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 23, 2003
IMC Global Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9759 (Commission File Number)	36-3492467 (I.R.S. Employer Identification No.)
100 South Saunders Road Lake Forest, Illinois 60045 (847) 739-1200

(Address and telephone number, including area code, of Registrant's principal executive offices)

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Item 7.       Financial Statements and Exhibits.

The exhibit listed in the Exhibit Index hereto is furnished as a part of this report pursuant to the requirements of Item 12 of Form 8-K.

Items. 12.   Results of Operations and Financial Condition.

On October 23, 2003, the Company issued the press release attached as Exhibit 99 hereto reporting, among other things, preliminary results for its fiscal quarter ended September 30, 2003.

Non-GAAP Financial Measure

The third quarter net loss excluding the charge for bond tender premiums and fees of $11.0 million, or $0.12 per diluted share in the first paragraph of the attached earnings release is a non-GAAP financial measure.  This amount is presented after the most directly comparable GAAP measure in the earnings release and is reconciled to the most directly comparable GAAP measure, which is a net loss of $28.1 million, or $0.27 per diluted share, by excluding the $25.2 million expense, $17.1 million after tax, or $0.15 per diluted share, for bond tender premiums and fees relating to the recent refinancing activity.

Management believes that such an amount is useful to investors regarding IMC's  results of operations as it discloses and quantifies the third quarter results without the impact of the bond tender and premiums associated with refinancing activity, which is an intermittent activity.  Management chose to include the results from operations without the impact of this item, as supplemental information, in order to present the ongoing results of the business.  Moreover, this is in-line with how the majority of the analysts reported their respective third quarter expectations.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC Global Inc.
J. Reid Porter J. Reid Porter Executive Vice President and Chief Financial Officer (on behalf of the Registrant)

Date:  October 30, 2003

Exhibit Index

Exhibit No.	Description	Incorporated Herein by Reference to	Filed with Electronic Submission
99	Press release issued October 23, 2003		X